Exhibit 99.3

EMCORE Corporation

Unaudited Pro Forma Condensed Combined Financial Information

On June 7, 2019, EMCORE Corporation (the terms “EMCORE,” “we,” “us,” and “our” mean EMCORE Corporation and its subsidiaries unless the context indicates otherwise) entered into a Purchase and Sale Agreement with The Resilience Fund IV, L.P., a Delaware limited partnership and The Resilience Fund IV-A, L.P., a Delaware limited partnership, Aerospace Newco Holdings, Inc., a Delaware corporation (“Holdings”) and Ember Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of EMCORE (“Parent Sub”), pursuant to which Parent Sub, on June 7, 2019, purchased 100% of the outstanding equity securities of Holdings (the “Transaction”). Holdings is the sole stockholder of Systron Donner Inertial, Inc. (“SDI”).  The following unaudited pro forma condensed combined financial information presents the historical consolidated financial statements of EMCORE and SDI after giving effect to the Transaction based on the assumptions, reclassifications, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of March 31, 2019 is presented as if the Transaction had occurred on March 31, 2019.  The unaudited pro forma condensed statements of operations for the six months ended March 31, 2019 and the fiscal year ended September 30, 2018 are presented as if the Transaction had occurred on October 1, 2017, the first date of our fiscal year ended September 30, 2018.

The unaudited pro forma condensed combined financial information was prepared in accordance with Rule 8-05 and Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the Transaction have been prepared in accordance with business combination accounting guidance as provided in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, and reflect the preliminary allocation of the purchase price to the acquired assets and assumed liabilities based on preliminary estimates of fair values, using available information and the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. These preliminary values may change in future reporting periods upon finalization of the valuation, which will occur no later than the third quarter of our fiscal year ending September 30, 2020.

The unaudited pro forma condensed combined financial information included herein was derived from EMCORE’s historical consolidated financial statements and those of SDI, which were both prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Additionally, we have reclassified certain line items within SDI’s historical financial statements to conform to the presentation of our historical consolidated financial statements. The historical consolidated financial statements have been adjusted to give effect to pro forma events that are (i) directly attributable to the Transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information should be read in conjunction with (i) our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, (ii) our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the three and six months ended March 31, 2019, and (iii) SDI’s audited financial statements for the fiscal year ended December 31, 2018 and SDI’s unaudited condensed financial statements for the three months ended March 31, 2019 and 2018, which are included as Exhibit 99.1 and Exhibit 99.2, respectively, to the Form 8-K/A of which this Exhibit 99.3 forms a part.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the Transaction been completed as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the Transaction may differ significantly from those that are reflected in the unaudited pro forma condensed combined financial information due to many factors, including the effects of applying final purchase accounting and the incremental costs incurred to integrate the two companies. The unaudited pro forma condensed combined financial information does not reflect any cost savings, or associated costs to achieve such savings, from operating efficiencies, synergies, or other restructuring that may result from the Transaction.

EMCORE Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2019

(in thousands)

	Historical
	EMCORE Corporation		Pro Forma		Pro Forma
	(As reported)	SDI, Inc.	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$50,604	$1,173	$(23,087)	(a),(b)	$28,690
Restricted cash	33	—	—		33
Accounts receivable, net	20,131	5,273	(982)	(c)	24,422
Inventory	20,672	9,870	(1,348)	(c)	29,194
Prepaid expenses and other current assets	16,392	403	332	(c)	17,127
Total current assets	107,832	16,719	(25,085)		99,466
Property and equipment, net	21,095	6,933	7,482	(c)	35,510
Non-current inventory	1,114	—	—		1,114
Acquisition-related intangible assets, net	—	—	250	(c)	250
Goodwill	—	—	798	(d)	798
Other non-current assets	84	—	—		84
Total assets	$130,125	$23,652	$(16,555)		$137,222

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	13,321	2,149			15,470
Accrued expenses and other current liabilities	17,381	2,153	—		19,534
Total current liabilities	30,702	4,302	—		35,004
Asset retirement obligations	1,836	—	—		1,836
Other liabilities	96	176	—		272
Total liabilities	32,634	4,478	—		37,112
Redeemable convertible preferred stock
Stockholders’ equity:
Common stock	735,257	13,872	(10,953)	(a),(e)	738,176
Treasury stock	(47,721)	—	—		(47,721)
Accumulated other comprehensive income	912	—	—		912
Accumulated deficit	(590,957)	5,302	(5,602)	(b),(e)	(591,257)
Total stockholders’ equity	97,491	19,174	(16,555)		100,110
Total liabilities and stockholders’ equity	$130,125	$23,652	$(16,555)		$137,222

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information

EMCORE Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

Six Months Ended March 31, 2019

(in thousands, except per share data)

	Historical
	EMCORE Corporation		Pro Forma		Pro Forma
	(As reported)	SDI, Inc.	Adjustments		Combined
Revenue	$45,746	$15,266	$—		$61,012
Costs and expenses:
Cost of revenue	34,129	10,750	(104)	(a)	44,775
Gross profit	11,617	4,517	(104)		16,238
Selling, general and administrative	14,589	4,291	(1,900)	(b)	16,980
Research and development	8,379	2,864	—		11,243
Gain from change in estimate on ARO obligation	(40)	—	—		(40)
Total operating expense	22,928	7,155	(1,900)		28,183
Operating loss	(11,311)	(2,638)	2,004		(11,945)
Interest income (expense), net	491	(3)	—		488
Foreign exchange gain	318	—	—		318
Loss before income tax expense	(10,502)	(2,641)	2,004		(11,139)
Income tax expense	(30)	—	—		(30)
Net loss	(10,532)	(2,641)	2,004		(11,169)
Foreign exchange translation adjustment	27	—	—		27
Comprehensive loss	$(10,505)	$(2,641)	2,004		$(11,142)
Per share data:
Net loss per share, basic and diluted	$(0.38)				$(0.39)
Weighted-average shares used to compute net loss per share, basic and diluted	27,592		811	(c)	28,403

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information

EMCORE Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

Fiscal Year Ended September 30, 2018

(in thousands, except per share data)

	Historical
	EMCORE Corporation		Pro Forma		Pro Forma
	(As reported)	SDI, Inc.	Adjustments		Combined
Revenue	$85,617	27,784	—		113,401
Costs and expenses:
Cost of revenue	67,130	21,560	(149)	(a)	88,541
Gross profit	18,487	6,224	(149)		24,860
Selling, general and administrative	21,232	5,224	(656)	(b)	25,800
Research and development	15,387	4,741	—		20,128
Loss from change in estimate on ARO obligation	145	—	—		145
Loss on sale of assets	34	—	—		34
Total operating expense	36,798	9,965	(656)		46,107
Operating loss	(18,311)	(3,741)	805		(21,247)
Other income (expense):
Interest income (expense), net	733	(11)	—		722
Foreign exchange loss	(434)	—	—		(434)
Other income	110	—	—		110
Total other income (expense)	409	(11)	—		398
Loss before provision for income taxes	(17,902)	(3,752)	805		(20,849)
Income tax benefit	449	2,321	—		2,770
Net loss	(17,453)	(1,431)	805		(18,079)

Foreign exchange translation adjustment	324	—	—		324
Comprehensive loss	$(17,129)	(1,431)	805		$(17,755)
Per share data:
Net loss per share, basic and diluted	$(0.64)				$(0.64)

Weighted-average shares used to compute net loss per share, basic and diluted	27,266		811	(c)	28,077

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information

EMCORE Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Pro Forma Presentation

The historical consolidated financial statements have been adjusted to give effect to pro forma events that are (i) directly attributable to the Transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma adjustments are preliminary and based on estimates of the fair values and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Transaction. The final determination of the purchase price allocation will be based on the final valuation of the fair values of assets acquired and liabilities assumed.

The unaudited pro forma condensed combined financial information included herein was deprived from EMCORE’s and Systron Donner Inertial’s (“SDI”) historical consolidated financial statements, which were both prepared in accordance with U.S. GAAP. In order to conform the SDI historical financial statements to our financial statement presentation, we have reclassified certain line items within the SDI historical financial statements. Reclassifications mainly relate to conforming the names of the financial statement line items from SDI’s to EMCORE’s presentation.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had EMCORE and SDI filed consolidated income tax returns during the periods presented. The pro forma combined provision for income taxes assumes the deferred tax liability related to purchase price basis adjustments will be fully offset by existing EMCORE deferred tax assets via the partial release of the valuation allowance.

The unaudited pro forma condensed combined financial information has been prepared using EMCORE’s significant accounting policies as set forth in our audited consolidated financial statements for the fiscal year ended September 30, 2018. Based on the procedures performed to date, the accounting policies of SDI are similar in most material respects to EMCORE’s accounting policies. The unaudited pro form condensed combined statements of operations have been updated to reflect SDI’s adoption of FASB ASC Topic 606, Revenue from Contracts with Customers, as of October 1, 2018, the same date as our adoption of the standard. The adoption did not have a material impact on revenue recognition.

As more information becomes available, we will complete a more detailed review of SDI’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

2. Preliminary Purchase Consideration and Purchase Price Allocation

The preliminary purchase consideration paid in exchange for all of the outstanding equity interests of SDI was approximately $25.7 million, consisting of a cash payment to the holder of SDI’s common stock, of approximately $22.8 million and the issuance of $2.9 million of EMCORE common stock.

The preliminary purchase price allocation is as follows (in thousands):

(in thousands)	Amount
Developed technology	$250

Total identifiable intangible assets	250

Goodwill	798

Tangible assets acquired:
Cash acquired	$541
Inventories	8,522
Accounts receivable	4,291
Other assets	355
Land and building	12,890
Property and equipment	2,873
Total tangible assets acquired	29,472

Net liabilities assumed	(4,817)

Purchase price	$25,703

The Transaction was accounted for as a business combination. We used the cost or market approach to estimate the fair value of property and equipment. As part of the preliminary purchase price allocation, we determined that SDI’s separately identifiable intangible asset consisted of developed technology. We used the market approach to estimate the fair value of the developed technology asset; specifically, we utilized the, relief-from-royalty method.

The valuation model was based on estimates of future operating projections of SDI and rights to sell new products containing the acquired technology as well as judgments on the discount rates used and other variables. We developed forecasts based on a number of factors including future revenue and operating cost projections, a discount rate that is representative of the weighted-average cost of capital, and long-term sustainable growth rates based on a market analysis. We depreciated the acquired property and equipment and amortized the acquired intangible assets over their estimated useful lives.

The allocation of purchase consideration is preliminary and is therefore subject to potential future adjustments during the measurement period. The primary areas of the preliminary purchase price allocation that are not yet finalized relate to the fair values of certain tangible and intangible assets acquired and liabilities assumed, taxes, and residual goodwill. The preliminary estimated fair values (in thousands) and useful lives (in years) are as follows:

	Estimated Fair Values	Estimated Useful Lives
Developed technology	$250,000	7.0
Total acquisition-related intangible asset	$250,000

The goodwill of $0.8 million arising from the Transaction is mainly due to the value of the acquired workforce, the opportunity to expand our customer base, and the ability to add breadth and depth to our core navigation and aerospace defense products by accelerating our development roadmap. Goodwill is not expected to be deductible for income tax purposes.

3. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(a)         Reflects purchase price consideration on acquisition of SDI, consisting of cash paid  of $22.8 million and issuance of 811,000 shares of EMCORE common stock valued at approximately $2.9 million on June 7, 2019.

(b)         Reflects the payment of $0.3 million of estimated transaction costs incurred by EMCORE in June 2019.

(c)          Reflects the estimated fair value of SDI’s identified tangible and intangible assets acquired. Refer to Note 2 for the purchase price allocation and the intangible assets recognized and the associated useful lives.

(d)         The pro forma adjustment to goodwill of $0.8 million represents the excess of the preliminary purchase price over the fair value of the assets acquired and liabilities assumed.

(e)          Reflects the elimination of SDI’s historical equity balance.

4. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

(a)         Reflects the impact to depreciation expense and amortization expense as a result of the change in fair value of propery and equipment and intangible assets acquired. Adjustment was made to the unaudited pro forma condensed combined statements of operations for the six months ended March 31, 2019 and the fiscal year ended September 30, 2018, respectively.

(b)         Reflects the elimination of management and consulting fees charged by SDI’s parent company during the periods presented.

(c)          Reflects the issuance of 810,698 shares issued in conjunction with the sale of SDI on June 7, 2019 to EMCORE as if the shares issued were outstanding as of the beginning of all periods presented for the computation of earnings per share information.